Exhibit 9

ADDENDUM NO. 7 TO THE MERGER AGREEMENT

entered into between

SIBANYE GOLD LIMITED

and

GOLD ONE INTERNATIONAL LIMITED

and

NEWSHELF 1114 PROPRIETARY LIMITED

TABLE OF CONTENTS

		Page
1.	PARTIES	1
2.	ADDENDUM NO. 7	1
3.	AMENDMENTS TO THE AGREEMENT BY THIS ADDENDUM NO. 7	1
4.	APPLICABILITY OF THE AGREEMENT	2
5.	NO VARIATION	2
6.	COUNTERPARTS	2
7.	COSTS	2

1.                                      PARTIES

1.1                               The Parties to this addendum are-

1.1.1                                 Sibanye Gold Limited (Registration No. 2002/031431 0 a company incorporated and registered in accordance with the laws of South Africa (“Sibanye”);

1.1.2                                 Gold One International Limited (ABN 35094265746), a company incorporated and registered in accordance with the laws of Australia and registered in South Africa as an external company (as defined in the South African Companies Act), under Registration No. 2009/000032/10 (“Gold One International”); and

1.1.3                                 Newshelf 1114 Proprietary Limited (Registration No. 20101018841/07), a company incorporated and registered in accordance with the laws of South Africa (“Newshelf 1114”),

(all of the above parties are collectively referred to herein as the “Parties”).

2.                                      ADDENDUM NO. 7

2.1                               It is recorded and agreed that this is Addendum No. 7 to the written merger agreement entered into between the Parties on 16 August 2013 (the “Agreement), whereby the Agreement is amended in the respects set out in clause 3 below, with effect from the date on which the Party last signing this Addendum No. 7 signs it (“Addendum No. 7 Signature Date”)

2.2                               Each capitalised term used but not otherwise defined in this Addendum No. 7 shall have the meaning ascribed thereto in the Agreement.

3.                                      AMENDMENTS TO THE AGREEMENT BY THIS ADDENDUM NO. 7

3.1                               The Agreement is hereby amended, with effect from the Addendum No. 7 Signature Date, in the respects set out in clauses 3.2 to 3.4 below.

3.2                               Clause 14.2 of the Agreement requires of Sibanye to deliver to Gold One International a written statement specifying any objections to the Working Capital Statement within a period of 75 (seventy five) Days after Sibanye’s receipt of the Working Capital Statement.  This reference to a period of 75 (seventy five) Days is hereby replaced with a reference to a period of 90 (ninety) Days, such that clause 14.2 of the Agreement reads as follows:

“Within 90 (ninety) Days after Sibanye’s receipt of the Working Capital Statement, Sibanye shall have the right to deliver to Gold One international a written statement specifying any objections to the Working Capital Statement.  If Sibanye does not deliver any such statement within such 90 (ninety) Day period: the Working Capital Statement shall become final and binding upon all Parties.  If Sibanye does deliver such an objections statement, then, if Gold One International and Sibanye cannot resolve such objections within 30 (thirty) Days after Gold One international’s receipt thereof (or such longer period as they may agree in writing), at the request of either Gold One International or Sibanye, the dispute shall be resolved by an independent firm of chartered accounts agreed to by Gold One international and Sibanye (or, failing agreement, an independent firm of chartered accountants nominated by the President for the time being of the South African Institute of Chartered Accountants) (the “Accounting Firm”).  The Accounting Firm shall be instructed to resolve such dispute within 30 (thirty) Days after its appointment and based solely on the presentations of Gold One International and Sibanye.  The resolution of such dispute by the Accounting Firm shall be set forth in writing and shall be final and binding upon all Parties save in the case of manifest error, and the applicable portion of the

Working Capital Statement, as modified by such resolution, shall become final and binding upon the date of such resolution.”

3.3                               Following the amendment of clause 14,2 in the manner described in clause 3,2 above, clause 14,3 of the Agreement is hereby amended to read as follows:

“If the Working Capital Ratio is greater than the Working Capital Position, Sibanye shall pay to Gold One International (in cash by way of electronic funds transfer into a bank account nominated by Gold One International in writing) the excess amount required to reduce the Working Capital Ratio to the Working Capital Position.  Any such amount shall be paid by Sibanye to Gold One International by the later of (i) a period of 90 (ninety) Days after the date of receipt by Sibanye of the Working Capital Statement: (ii) a period of 30 (thirty) Days after the date on which any dispute on the Working Capital Statement has been finally resolved in accordance with the provisions of clause 14.2 above and (iii) a period of 30 (thirty) Days after the Delivery Date,”

3.4                               Following the amendment of clause 14.2 in the manner described in clause 3.2 above, clause 14 4 of the Agreement is hereby amended to read as follows:

“If the Working Capital Ratio is less than the Working Capital Position, Gold One International shall pay to Sibanye (in cash by way of electronic funds transfer into a bank account nominated by Sibanye in writing) the shortfall amount required to increase the Working Capital Ratio to the Working Capital Position.  Any such amount shall be paid by Gold One International to Sibanye by the later of (i) a period of 90 (ninety) Days after the date of receipt by Sibanye of the Working Capital Statement; (ii) a period of 30 (thirty) Days after the date on which any dispute on the Working Capital Statement has been finally resolved in accordance with the provisions of clause 14.2 above and (iii) a period of 30 (thirty) Days after the Delivery Date.”

4.                                      APPLICABILITY OF THE AGREEMENT

Save for the amendments provided for herein, the remaining terms and conditions contained in the Agreement shall remain and continue to be of full force and effect between the Parties, provided that should there be any conflict between the Agreement as amended and this Addendum No. 7, the provisions of this Addendum No. 7 shall prevail.

5.                                      NO VARIATION

No variation of, or addition to or agreed cancellation of this Addendum No. 7 shall be of any force or effect unless it is reduced to writing and signed by or on behalf of the Parties.

6.                                      COUNTERPARTS

This Addendum No. 7, may be executed and delivered in counterparts by the Parties, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same Addendum, and may be delivered by facsimile or scanned and emailed.

7.                                      COSTS

Each Party shall pay its own costs incurred in connection with the negotiation and conclusion of this Addendum No. 7.

2

For	SIBANYE GOLD LIMITED

Signature:	/s/ N. Froneman	/s/ Cain Farrel
	director	secretary
	who warrants that he / she is duly authorised thereto	who warrants that he / she is duly authorised thereto

Name:	N. Froneman	Cain Farrel
Date:	13 June 2014	13 June 2014
Place:	Westonaria	Westonaria

Witness:

Witness:

For	GOLD ONE INTERNATIONAL LIMITED

Signature:	/s/ Christopher Chadwick	/s/ Pierre Kruger
	director	secretary
	who warrants that he / she is duly authorised thereto	who warrants that he / she is duly authorised thereto

Name:	Christopher Chadwick	Pierre Kruger
Date:	13 June 2014	13 June 2014
Place:	Weltevreden Park	Weltevreden Park

Witness:

Witness:

For	NEWSHELF 1114 PROPRIETARY LIMITED

Signature:
	director	director/secretary
	who warrants that he / she is duly authorised thereto	who warrants that he / she is duly authorised thereto

Name:
Date:
Place:

Witness:

Witness: